Exhibit 99.1

Synacor Beats Revenue and Adjusted EBITDA Outlook for Q1 2015

Delivers 6% Year over Year Revenue Growth

•	Q1 2015 revenue of $26.7 million, exceeds guidance range of $24.0 - $26.0 million

•	Q1 2015 adjusted EBITDA of $1.3 million, exceeds guidance range of $0.0 to $1.0 million

•	Adjusted EBITDA of $1.3 million in Q1 2015 up from a year ago loss of $0.7 million in Q1 2014

BUFFALO, N.Y., April 30, 2015 (GLOBE NEWSWIRE) - Synacor Inc. (NASDAQ: SYNC), the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers, today announced its financial results for the first quarter ended March 31, 2015.

“We continue to execute well against our strategy,” said Synacor CEO Himesh Bhise. “We are pleased to report first quarter financial results that exceeded our expectations with sustained year over year growth. We continue to diversify into attractive growth markets—our advertising business continues to perform well, we are growing our fee-based subscription revenues, and building compelling advanced video solutions.”

Q1 2015 Financial Results

Revenue: For the first quarter of 2015, total revenue was $26.7 million, an increase of 6% compared to $25.2 million in the first quarter of 2014. Search and display advertising revenue was $20.6 million, an increase of 4% compared to $19.9 million in the first quarter of 2014. Subscription-based revenue was $6.1 million, a 14% increase compared to $5.3 million in the first quarter of 2014.

For the first quarter of 2015, Synacor averaged 22.0 million multiplatform unique visitors per month, compared to 21.3 million in the first quarter of 2014.

Adjusted EBITDA: For the first quarter of 2015, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), which excludes stock-based compensation expense, was $1.3 million, or 5% of revenue, compared to a loss of $0.7 million in the first quarter of 2014.

Net Income: For the first quarter of 2015, net loss was $1.1 million, compared to net loss of $2.1 million in the first quarter of 2014. Earnings per share, or EPS, was a loss of $0.04. The net loss includes stock-based compensation expense of $0.7 million, or $0.03 per share, in the first quarter of 2015, as compared to $0.7 million, or $0.02 per share, in the first quarter of 2014. The EPS calculations for the first quarter of 2015 are based on 27.4 million weighted average common shares outstanding. The EPS calculations for the first quarter of 2014 are based on 27.4 million weighted average common shares outstanding.

Cash: The company ended the first quarter of 2015 with $26.8 million in cash and cash equivalents, compared to $25.6 million at the end of the prior quarter. Cash generated by operating activities was $2.2 million for the first quarter of 2015, compared to $1.2 million used in operating activities in the same period of the prior year.

Business Outlook

Bhise continued, “We’re building on these Q1 results and are focused on continuing our progress in Q2 and throughout the year. We’re improving our products, growing monetization, and are a stronger partner to our customers.”

Based on information available as of April 30, 2015, the company is providing financial guidance for the second quarter and fiscal 2015 as follows:

•	Q2 2015 Guidance: Revenue for the second quarter of 2015 is projected to be in the range of $24.0 million to $25.5 million. For the second quarter of 2015, the company expects to report adjusted EBITDA of $0.2 million to $1.2 million.

•	Fiscal 2015 Guidance: Revenue for the full year of 2015 is projected to be in the range of $97.0 million to $102.0 million. For the full year of 2015, the company expects to report adjusted EBITDA of $2.0 million to $4.0 million.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the first quarter financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 19318004, or callers outside the U.S. may dial

(253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website through May 7, 2015. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 19318004.

About Synacor

Synacor (NASDAQ: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers. We deliver modern, multiscreen experiences and advertising to their consumers that require scale, actionable data and sophisticated implementation. www.synacor.com

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotations from management), as well as Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies; the loss of a significant customer; our ability to obtain new customers; expectations regarding consumer taste and user adoption of applications and solutions; developments in Internet browser software and search advertising technologies; general economic conditions; expectations regarding the company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and display advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s most recent Form 10-K, as amended, filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of April 30, 2015, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:

Denise Garcia, Managing Director

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

716-362-3880

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of December 31,	As of March 31,

	2014	2015
Assets
Current assets:
Cash and cash equivalents	$25,600	$26,750
Accounts receivable, net	20,479	19,276
Prepaid expenses and other current assets	2,292	2,315
Deferred income taxes	—	—

Total current assets	48,371	48,341
Property and equipment, net	15,128	14,528
Deferred income taxes, non-current	—	—
Other long-term assets	101	74
Goodwill	1,565	1,565
Convertible promissory note	1,000	1,000
Investment in equity interest	73	41

Total Assets	$66,238	$65,549

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,545	$13,490
Accrued expenses and other current liabilities	8,403	7,150
Current portion of capital lease obligations	1,150	1,101

Total current liabilities	22,098	21,741
Long-term portion of capital lease obligation	1,383	1,436
Other long-term liabilities	275	227

Total Liabilities	23,756	23,404
Stockholders’ Equity:
Common stock	279	279
Treasury stock	(1,142)	(1,197)
Additional paid-in capital	105,961	106,761
Accumulated deficit	(62,636)	(63,709)
Accumulated other comprehensive income	20	11

Total stockholders’ equity	42,482	42,145

Total Liabilities and Stockholders’ Equity	$66,238	$65,549

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,

	2014	2015

Revenue	$25,248	$26,730
Costs and operating expenses:
Cost of revenue (1)	13,876	14,403
Technology and development (1)(2)	7,492	4,866
Sales and marketing (2)	2,137	3,562
General and administrative (1)(2)	3,099	3,374
Depreciation	1,058	1,496

Total costs and operating expenses	27,662	27,701

Income (loss) from operations	(2,414)	(971)

Other expense	8	(16)
Interest expense	(88)	(50)

Income (loss) before income taxes and equity interest	(2,494)	(1,037)
Provision (benefit) for income taxes	(684)	4
Loss on equity interest	(246)	(32)

Net income (loss)	$(2,056)	$(1,073)

Net income (loss) per share:
Basic	$(0.07)	$(0.04)

Diluted	$(0.07)	$(0.04)

Weighted average shares used to compute net income (loss) per share:
Basic	27,434,374	27,407,137

Diluted	27,434,374	27,407,137

Notes:

(1) Exclusive of depreciation shown separately.
(2) Includes stock-based compensation as follows:

	Three Months Ended March 31,

	2014	2015
Technology and development	$327	$217
Sales and marketing	108	241
General and administrative	246	284

	$681	$742

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,

	2014	2015
Cash Flows from Operating Activities:
Net loss	$(2,056)	$(1,073)
Adjustments to reconcile net loss to net cash provided (used) in operating activities:
Depreciation	1,058	1,496
Stock-based compensation expense	681	742
Provision for deferred income taxes	(709)	—
Loss in equity investment	246	32
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	(25)	1,203
Prepaid expenses and other current assets	(577)	(23)
Other long-term assets	101	27
Accounts payable	1,292	995
Accrued expenses and other current liabilities	(979)	(1,186)
Other long-term liabilities	(198)	(48)

Net cash provided (used) in operating activities	(1,166)	2,165

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,519)	(600)
Investment in equity interest	(245)	—

Net cash used in investing activities	(1,764)	(600)

Cash Flows from Financing Activities:
Repayments on capital lease obligations	(485)	(392)
Proceeds from exercise of common stock options	26	5
Purchase of treasury stock	(56)	—

Net cash used in financing activities	(515)	(387)

Effect of exchange rate changes on cash and cash equivalents	8	(28)

Net decrease in cash and cash equivalents	(3,437)	1,150
Cash and cash equivalents - beginning of year	36,397	25,600

Cash and cash equivalents - end of year	$32,960	$26,750

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for each of the periods indicated:

	Three Months Ended March 31,

	2014	2015
Reconciliation of Adjusted EBITDA:
Net income (loss)	$(2,056)	$(1,073)
Provision (benefit) for income taxes	(684)	4
Interest expense	88	50
Other (income) expense	(8)	16
Depreciation	1,058	1,496
Stock-based compensation	681	742
Loss on equity interest	246	32

Adjusted EBITDA	$(675)	$1,267